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                                                                       EXHIBIT 5
[LETTERHEAD OF C.M. LIFE]


                                 April 5, 1996



Board of Directors
C.M. Life Insurance Company
140 Garden Street
Hartford, CT 06154

Gentlemen:

          With reference to the registration statement on Form S-1 under the Securities Act of 1933 filed by C.M. Life Insurance Company (the "Company") with the Securities and Exchange Commission for the general account option under the Panorama Plus group and individual flexible premium deferred variable annuity ("Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:


          1. The Company is duly organized and validly existing under the laws of the State of Connecticut and is duly to issue the Contracts; and

          2. The Contracts, when issued in accordance with the prospectus contained in the above-mentioned registration statement, will be legally issued and valid, legal and binding obligations of the Company in accordance with their terms.

          I hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement.

                              Very truly yours,



                              /s/ Michael A. Chong
                              ---------------------------
                              Michael A. Chong
                              Counsel